Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report (an all references to our firm) included in or made part of this registration statement.


                                                    /s/ Arthur Andersen LLP

                                                    New York, New York
                                                    December 5, 1997